Effective at the close of business on April 11, 2008, the Fund acquired the net assets of Evergreen Alabama Municipal Bond Fund, Evergreen Connecticut Municipal Bond Fund, Evergreen Georgia Municipal Bond Fund, Evergreen Maryland Municipal Bond Fund, Evergreen New Jersey Municipal Bond Fund, Evergreen New York Municipal Bond Fund, Evergreen South Carolina Municipal Bond Fund and Evergreen Virginia Municipal Bond Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund. The aggregate net assets of the Fund immediately prior to the acquisitions were $1,225,128,957.

These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, unrealized appreciation acquired, exchange ratios and number of shares issued were as follows: Value of Net Assets Unrealized Exchange Number of Acquired Fund
Acquired Appreciation Ratios Shares Issued
Evergreen Alabama Municipal Bond Fund
$ 25,284,386 $ 52,624 1.32 273,817 Class A
18,977 Class B
181,195 Class C
2,972,794 Class I
Evergreen Connecticut Municipal Bond Fund
59,790,312 1,643,646 0.84 1,053,233 Class A
287,473 Class B
183,133 Class C
6,626,858 Class I
Evergreen Georgia Municipal Bond Fund
116,450,436 1,542,681 1.29 3,546,871 Class A
922,641 Class B
319,024 Class C
11,086,042 Class I
Evergreen Maryland Municipal Bond Fund
51,921,255 1,503,678 1.46 2,434,372 Class A
494,084 Class B
357,332 Class C
3,792,130 Class I
Evergreen New Jersey Municipal Bond Fund
200,560,443 5,182,468 1.46 6,613,094 Class A
2,012,678 Class B
920,209 Class C
17,794,533 Class I
Evergreen New York Municipal Bond Fund
69,271,416 2,447,417 1.48 1,002,760 Class A
578,433 Class B
840,848 Class C
7,021,023 Class I
Evergreen South Carolina Municipal Bond Fund
216,645,677 6,890,231 1.33 5,193,483 Class A
903,713 Class B
680,266 Class C
22,755,791 Class I
Evergreen Virginia Municipal Bond Fund
146,413,709 2,532,029 1.32 6,811,555 Class A
1,089,526 Class B
286,054 Class C
11,772,106 Class I

The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $21,794,774.
The aggregate net assets of the Fund immediately after these acquisitions were $2,111,466,591.

Effective at the close of business on October 12, 2007, the Fund acquired the net assets of Evergreen High Grade
Municipal Bond Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund. Shares were issued to Class A, Class B, Class C and Class I shareholders of Evergreen High Grade Municipal
Bond Fund at an exchange ratio of 1.47 for 7,082,663 shares of Class A, 1,103,112 shares of Class B, 940,861 shares of
Class C and 1,713,019 shares of Class I of the Fund. The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $2,478,209.
The aggregate net assets of the Fund and Evergreen High
Grade Municipal Bond Fund immediately prior to the acquisition were $1,205,466,924 and $80,126,792, respectively. The aggregate net assets of the Fund immediately after the acquisition were $1,285,593,716.

Effective at the close of business on May 25, 2007, the Fund acquired the net assets of Evergreen Florida Municipal Bond Fund in a tax-free exchange for each of Class A, Class B, Class C and Class I shares of the Fund. Shares were issued to Class A, Class B, Class C and Class I shareholders of Evergreen Florida Municipal Bond Fund at an exchange ratio of 1.23 for Class A, Class B, Class C and Class I shares of the Fund. On the same date, the Fund also acquired the net assets of Atlas National Municipal Bond Fund in a tax-free exchange for Class A shares of the Fund. Shares were issued to shareholders of Atlas National Municipal Bond Fund at an exchange ratio of 1.57 for Class A shares of the Fund. The aggregate net assets of the Fund immediately prior to the acquisitions were $886,794,285.

These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, unrealized appreciation acquired and number of shares issued were as follows:
Value of Net Assets Unrealized Number of
Acquired Fund Acquired Appreciation Shares Issued
Evergreen Florida Municipal Bond Fund
$275,612,429 $6,438,841 10,271,926 Class A
1,463,680 Class B
966,075 Class C
24,118,130 Class I

Atlas National Municipal Bond Fund 137,902,639 4,591,742 18,437,641
Class A
The aggregate net assets of the Fund immediately after these acquisitions were $1,300,309,353.